GRILL CONCEPTS, INC.

News Release

CONTACTS:

Wayne Lipschitz Angie Yang/Roger Pondel

Chief Financial Officer PondelWilkinson Inc.

Grill Concepts, Inc. (310) 279-5980

(818) 251-7070 investor@pondel.com

GRILL CONCEPTS responds to inquiries REGARDING its proposed

PLAN TO TERMINATE REGISTRATION OF ITS COMMON STOCK

Woodland Hills, CA, December 22, 2008 - Grill Concepts, Inc. (Nasdaq: GRIL) today responded to inquiries regarding its previously announced plan to terminate the registration of its common stock.

Q: Where can I trade my shares after the deregistration and delisting from the Nasdaq Capital Market?

A: If the transactions are completed as proposed, the company's shares are expected be traded on the Pink Sheets.

Q: What is the purpose of the reverse stock split transaction followed immediately by a forward stock split transaction?

A: The purpose of the reverse split/forward split transaction is to reduce the number of record stockholders to less than 300, thereby facilitating the termination of the company's reporting obligations with the SEC and a reduction in the costs and other burdens associated with the company's reporting obligations.

Q: If a stockholder holds 34 or less shares of GRIL, what will happen to those shares?

A: Because the stockholder does not own enough shares to effect the reverse 1-for-35 stock split, a cash payment of $1.50 per share will be remitted to the shareholder, without the incurrence of any brokerage commissions.

Shares held before the reverse/forward stock split transactions	Total cash payment remitted to stockholder ($1.50 per share)
34 shares	$51.00
30 shares	$45.00
20 shares	$30.00
10 shares	$15.00

Q: If a shareholder holds 35 or more shares of GRIL, what will happen to the shares?

A: The shareholder will hold the same number of shares after the completion of the reverse 1-for-35 stock split, followed by the forward 35-for-1 stock split.

Shares held before the reverse/forward stock split transactions	Shares held after the reverse/forward stock split transactions
35 shares	35 shares
50 shares	50 shares
100 shares	100 shares
1000 shares	1000 shares

Q: What will happen to my holdings in Grill Concepts that are held in Street Name by my broker?

A: Beneficial owners of 34 or less shares of Grill Concepts held in Street Name before the reverse stock split is effected may request that their holdings be liquidated in the form of a cash payment of $1.50 per share. Such beneficial owners should contact their broker to determine the procedures necessary to receive such payment. Beneficial owners of 35 or more share of Grill Concepts held in Street Name before the reverse stock split is effected will hold the same number of shares after the completion of the transactions.

The company noted that the special committee of independent directors and the board each have reserved the right to change the ratio of the stock splits or to choose an alternative to the stock splits to the extent they believe it is necessary or desirable in order to accomplish the goal of reducing the number of records holders to below 300.

THIS PRESS RELEASE IS ONLY RESPONDING TO INQUIRIES REGARDING THE PROPOSED TRANSACTION. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE OR SELL ANY SHARES OF COMMON STOCK. THE COMPANY HAS FILED A PRELIMINARY PROXY STATEMENT AND OTHER REQUIRED MATERIALS, INCLUDING A SCHEDULE 13E-3, WITH THE SECURITIES AND EXCHANGE COMMISSION CONCERNING THE PROPOSED STOCK SPLITS. A COPY OF ALL FINAL PROXY MATERIALS WILL BE SENT TO STOCKHOLDERS PRIOR TO A SPECIAL MEETING OF STOCKHOLDERS AT WHICH OUR STOCKHOLDERS WILL BE ASKED TO VOTE ON THE PROPOSALS DESCRIBED IN THE MATERIALS PROVIDED BY THE COMPANY. WE URGE ALL STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), BECAUSE THOSE DOCUMENTS WILL INCLUDE IMPORTANT INFORMATION. A FREE COPY OF ALL MATERIALS WE FILE WITH THESEC, INCLUDING OUR SCHEDULE 13E-3 AND PROXY STATEMENT, WILL BE AVAILABLE AT NO COST ON THE SEC'S WEBSITE AT WWW.SEC.GOV. WHEN THOSE DOCUMENTS BECOME AVAILABLE, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY THE COMPANY MAY ALSO BE OBTAINED WITHOUT CHARGE BY DIRECTING A REQUEST TO GRILL CONCEPTS, INC. 6300 CANOGA AVENUE, SUITE 1700, WOODLAND HILLS, CALIFORNIA 91367, ATTENTION: SECRETARY.

About Grill Concepts, Inc.

Grill Concepts owns, manages and licenses upscale casual and fine dining, full service restaurants under two core brand names: The Grill on the Alley and Daily Grill; as well as a newly launched quick casual concept named In Short Order - Daily Grill. The company operates 32 restaurants including seven The Grill on the Alley-branded restaurants in Beverly Hills, Hollywood, San Jose and Westlake Village, California; Chicago, Illinois; Dallas, Texas; and Aventura, Florida; 24 Daily Grill restaurants in California; the Washington, D.C. metropolitan region; Houston and Austin, Texas; Portland, Oregon; Seattle, Washington; Boston, Massachusetts; and Tulsa, Oklahoma; as well as one In Short Order - Daily Grill in Seattle, Washington.

Forward Looking Statements

This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Our forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements. Accordingly, actual results may differ materially from such forward-looking statements. Our forward-looking statements relating to the transaction discussed above are based on our current expectations, assumptions, estimates and projections about the Company and involve significant risks and uncertainties, including the many variables that may impact our projected cost savings, variables and risks related to consummation of the transaction, SEC regulatory review of our filings related to the transaction, and the continuing determination of the Board of Directors and special committee that the transaction is in the best interests of all stockholders. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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